                                                                                    Exhibit 11
                                             WISCONSIN PUBLIC SERVICE CORPORATION

                  INFORMATION WITH RESPECT TO THE COMPUTATION OF EARNINGS PER SHARE OF COMMON S

                                                    Three Months Ended      Nine Months Ended
                                                     September 30             September 30
                                                   ---------------------  ---------------------
                                                       (Thousands)              (Thousands)
                                                   1993        1994         1993       1994
                                                   ----        ----         ----       ----
  SHARES OF COMMON STOCK OUTSTANDING AT
  BEGINNING OF PERIOD                               23,897      23,897      23,846      23,897

    Shares of common stock issued during
      this period -
                                 Number
  Date of Issue                 of Shares
  -------------                 ---------
  January 27, 1993                    10,341                                    10
  February 26, 1993                    9,434                                    10
  March 20, 1993                      22,142                                    22
  March 24, 1993                       8,901                                     9
                                                ----------  ----------  ----------  ----------

  SHARES OF COMMON STOCK OUTSTANDING AT
  END OF PERIOD                                     23,897      23,897      23,897      23,897
                                                ==========  ==========  ==========  ==========
  COMPUTATION OF DAILY WEIGHTED AVERAGE
  SHARES OUTSTANDING:

    Shares of common stock outstanding at
      beginning of period -

                    Number       Number
                      of           of
                     Days        Shares
                    -----        ------
  Sept 30, 1993          92       23,896,962     2,198,520
  Sept 30, 1993          26       23,846,144                               620,000
  Sept 30, 1994          92       23,896,962                 2,198,521
  Sept 30, 1994         273       23,896,962                                         6,523,871

    Shares of common stock outstanding
      after shares issued during the period -

                    Number       Number
                      of           of
                     Days        Shares
                     ----        ------
  Sept 30, 1993          30       23,856,485                               715,695
  Sept 30, 1993          22       23,865,919                               525,050
  Sept 30, 1993           4       23,888,061                                95,552
  Sept 30, 1993         191       23,896,962                             4,564,320
                                                ----------  ----------  ----------  ----------
  Total days shares outstanding                  2,198,520   2,198,521   6,520,617   6,523,871
                                                ==========  ==========  ==========  ==========
  AVERAGE NUMBER OF SHARES OF COMMON
  STOCK OUTSTANDING BASED ON DAILY
  WEIGHTED AVERAGE COMPUTATIONS                     23,897      23,897      23,885      23,897
                                                ==========  ==========  ==========  ==========
  EARNINGS ON COMMON STOCK, as set forth
  in statements of income                          $15,673     $12,906     $46,727     $41,913
                                                ==========  ==========  ==========  ==========
  EARNINGS PER SHARE OF COMMON STOCK
  BASED ON WEIGHTED AVERAGE SHARES
  OUTSTANDING                                        $0.66       $0.54       $1.96       $1.75
                                                 ==========  ==========  ==========  ==========

       The accompanying notes to financial statements are an integral part of these statements.